UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

288 Grove Street, Suite 388

Braintree, MA 02184

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MBOT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As of January 26, 2024 (the “Effective Date”), Microbot Medical Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Empery Asset Master Ltd., Empery Tax Efficient, LP, Empery Tax Efficient III, LP and Hudson Bay Master Fund Ltd. (collectively, “Plaintiffs”), which resolved and settled the below referenced litigation between the Company and Plaintiffs. The Company previously announced that it was a defendant in a lawsuit captioned Empery Asset Master Ltd., Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Hudson Bay Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, in the Supreme Court of the State of New York, County of New York (Index No. 651182/2020) (the “Lawsuit”), pursuant to which the Plaintiffs alleged, among other things, that the Company breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to the Company’s June 8, 2017 equity financing (the “Financing”), of which the Plaintiffs participated, and fraudulently induced Plaintiffs into signing the SPA. The complaint sought rescission of the SPA and return of the Plaintiffs’ $6.75 million purchase price with respect to the Financing.

Pursuant to the Settlement Agreement, the Company agreed to pay Plaintiffs $2,154,000 (the “Total Settlement Amount”), consisting of a cash payment covered by the Company’s insurance carrier of $1,100,000 and 1,005,965 shares of restricted Company common stock (the “Shares”), which Shares represent the whole number of restricted shares of Company common stock calculated pursuant to the following formula: $1,054,000/[closing price of Company common stock on the Effective Date * 0.825]. Additionally, the Plaintiffs and the Company each agreed to fully release the other from all claims arising out of the Financing, the SPA and/or the allegations and claims asserted in the Lawsuit, subject to customary carve-outs.

The Company also agreed, pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), to file a registration statement on Form S-1 or Form S-3 covering the resale of the Shares (the “Resale Registration Statement”), within 30 calendar days following the Effective Date, and to use reasonable best efforts to have such Resale Registration Statement declared effective by the SEC within 60 days (or, in the event of a “full review” by the Securities and Exchange Commission, within 90 days) following the Effective Date. The Company shall be required to make cash payments to the Plaintiffs in the event the Company fails to register the Shares and keep the registration statement effective pursuant to the terms of the Registration Rights Agreement, and if the Company fails to remove the restrictions on the Shares pursuant to the terms of the Settlement Agreement.

Within three business days of Plaintiffs’ receipt of the Total Settlement Amount, Plaintiffs will file a stipulation discontinuing the Lawsuit with prejudice.

The Settlement Agreement and Registration Rights Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The description of the terms of the Settlement Agreement and the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

The Company issued the Shares pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) as a transaction by an issuer not involving any public offering. The issuance of the Shares has not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 7.01	Regulation FD Disclosure

On January 30, 2024, the Company issued a press release announcing that it had entered into the Settlement Agreement.

The press release, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1.

Item 8.01	Other Events

On January 29, 2024, the Company submitted an Investigational Device Exemption (IDE) application with the U.S. Food and Drug Administration, in order to commence its pivotal clinical trial in humans.

Item 9.01	Financial Statetments and Exhibits

Exhibit	Description

10.1	Settlement Agreement and Release dated as of January 26, 2024
10.2	Registration Rights Agreement dated as of January 26, 2024
99.1	Press release, dated January 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

	By:	/s/ Harel Gadot
	Name:	Harel Gadot
	Title:	Chief Executive Officer, President and Chairman

Date: January 30, 2024